Exhibit 10.4.2

NEXIMMUNE, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, NexImmune, Inc., a Delaware corporation (the “Company”) has granted you an option under its 2021 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Option Agreement but defined in the Plan will have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained in this Option Agreement, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

(a) a partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

5. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained in this Option Agreement, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three (3) months after the termination of your Continuous Service for any reason other than Cause or your Disability or death, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it will have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

(c) twelve (12) months after the termination of your Continuous Service due to your Disability;

(d) twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

(e) the Expiration Date indicated in your Grant Notice; and

(f) the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total disability, as defined in Section 22(e)(3) of the Code. (The definition of disability in Section 22(e)(3) of the Code is different from the definition of the Disability under the Plan). The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

9. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d) By exercising your option you agree that you will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by you (i) during the 180-day period following the effective date of the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act. (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company will request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation), and (ii) the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 34 days after the expiration of the 90-day period, as the underwriters or the Company will request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation, the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, will thereafter be entitled to exercise your option. In addition, if permitted by the Company you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust, provided that you and the trustee enter into a transfer and other agreements required by the Company.

11. PURCHASE FOR INVESTMENT. Unless the offering and sale of the Shares to be issued upon the particular exercise of your option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless the Company has determined that such exercise and issuance would be exempt from the registration requirements of the 1933 Act and until the following conditions have been fulfilled:

(a) The person(s) who exercise your option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b) If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if your option is an Incentive Stock Option and the right of first refusal described in the Company’s bylaws in effect at the time the Company elects to exercise its right is more beneficial to you than the right of first refusal described in the Company’s bylaws on the Date of Grant, then the right of first refusal described in the Company’s bylaws on the Date of Grant will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

13. RIGHT OF PURCHASE. The Company will have the right to repurchase all or any part of the shares of Common Stock received pursuant to the exercise of your option (a “Repurchase Right”) on the terms and conditions below.

(a) The Company’s Repurchase Right will be exercisable only within the one hundred and eighty-one (181) day period following a Repurchase Event, or such longer period as may be required to avoid a charge to earnings for financial accounting purposes or as otherwise agreed to by the Company and you (“Repurchase Period”). Each of the following events will constitute a “Repurchase Event:”

(i) Termination of your Continuous Service for any reason or no reason, with or without cause, including death or Disability, in which event the Repurchase Period will commence on the date of termination of your Continuous Service (or in the case of a post-termination exercise of this option, the date of such exercise).

(ii) You, your legal representative, or other holder of shares of Common Stock acquired upon exercise of this option attempts to sell, exchange, transfer, pledge, or otherwise dispose of any of the shares of Common Stock without compliance with the right of first refusal provisions contained in the Company’s bylaws, if applicable, in which event the Repurchase Period will commence on the date the Company receives actual notice of such attempted sale, exchange, transfer, pledge or other disposition.

(iii) The receivership, bankruptcy, or other creditor’s proceeding regarding you or the taking of any of the shares of Common Stock by legal process, such as a levy of execution, in which event the Repurchase Period will commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor’s proceeding or the date of such taking, as the case may be, and the Fair Market Value of the shares of Common Stock will be determined as of the last day of the month preceding the month in which the proceeding involved commenced or the taking occurred.

(b) The Company will not exercise its Repurchase Right for less than all of the shares of Common Stock without your consent and will exercise its Repurchase Right only for cash or cancellation of purchase money indebtedness for the shares of Common Stock.

(c) The repurchase price for vested shares of Common Stock will be equal to the Fair Market Value at the time of the Repurchase Event, unless your Continuous Service with the Company terminates for Cause. If your Continuous Service with the Company terminates for Cause, the Company may repurchase the vested shares of Common Stock at a price equal to the lesser of the Fair Market Value and your exercise price for such shares of Common Stock as indicated on the Option Grant Notice. The Company may repurchase unvested shares of Common Stock at a price equal to the lesser of the Fair Market Value and your exercise price for such shares of Common Stock as indicated on the Option Grant Notice.

(d) If, from time to time, there is any dividend, split or other change in the character or amount of any of the outstanding shares of Common Stock of the Company which are subject to the provisions of this option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership or the shares of Common Stock acquired upon exercise of this option will be immediately subject to this Repurchase Right with the same force and effect as the shares of Common Stock subject to this Repurchase Right immediately before such event.

(e) To ensure that the shares of Common Stock subject to the Company’s Repurchase Right will be available for repurchase, the Company may require you to deposit the certificate evidencing the shares of Common Stock that you purchase upon exercise of this option with an agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of this option, the Company reserves the right at any time to require you to so deposit the certificate in escrow. As soon as practicable after the expiration of this Repurchase Right, the agent will deliver to you the shares of Common Stock and any other property no longer subject to such restriction. In the event the shares of Common Stock and any other property held in escrow are subject to the Company’s exercise of its Repurchase Right, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within thirty (30) days after payment by the Company for the shares of Common Stock, the escrow agent will deliver the shares of Common Stock that the Company has purchased to the Company and will deliver the payment received from the Company to you.

(f) The restrictions and rights provided for in this Section 13 shall terminate on the first of the date the Company’s Common Stock becomes listed or admitted to unlisted trading privileges on a national securities exchange.

14. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

15. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence will not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock will be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure will be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for in this Option Agreement unless such obligations are satisfied.

16. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

17. NOTICES. Any notices provided for in your option or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

18. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control.

NEXIMMUNE, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD

NOTICE OF EXERCISE

Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option:

Stock option dated:

Number of shares as to which option is exercised:

Shares to be issued in name of:

Total exercise price:	$______________

Cash payment delivered herewith:	$______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the NexImmune, Inc. Equity Incentive Plan (the “Plan”), (ii) to execute and deliver to the Company a joinder to that certain Stockholders’ Agreement (as defined in the Plan), as applicable; and (iii) for Incentive Stock Options, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of my Option that occurs within two (2) years after the Grant Date of this Option or within one (1) year after such Shares of Common Stock are issued to me upon exercise of this Option.

I am aware that the shares I am acquiring have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that (i) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (ii) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (iii) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (iv) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (i) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (ii) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

I have considered the federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

Very truly yours,

Restricted Stock Unit No.________

NEXIMMUNE, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

NexImmune, Inc. (the “Company”), pursuant to its 2021 Equity Incentive Plan (the “Plan”), hereby grants to the Participant an Award of Restricted Stock Units to receive the number of Shares of the Company’s Common Stock as set forth below. This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement and the Plan, which are attached hereto and incorporated herein in their entirety.

Participant:

Grant Date:

Number of Shares Subject to Award:

Exercise Price (Per Share):	$____________________

Total Exercise Price:

Expiration Date:

Vesting of Award: This Restricted Stock Unit Award shall vest as follows provided the Participant is an Employee, director or Consultant of the Company or of an Affiliate on the applicable vesting:

Number of Restricted Stock Units	Vesting Date

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of this Restricted Stock Unit Award Notice, the Restricted Stock Unit Award Agreement and the Plan. The Participant and the Option are bound by and subject to the terms of each of the Restricted Stock Unit Award Notice, the Restricted Stock Unit Award Agreement and the Plan. The Participant further acknowledges that as of the Grant Date, this Restricted Stock Unit Award Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the Restricted Stock Units and the acquisition of Shares in the Company and supersede all prior oral and written agreements on that subject with the exception of options previously granted and delivered to Participant by the Company.

[Signature Page Follows]

NEXIMMUNE, INC.	PARTICIPANT:
By:
Signature	Signature
Title:	Date:
Date:

ATTACHMENTS: Restricted Stock Unit Award Agreement and 2021 Equity Incentive Plan.

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NEXIMMUNE, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Restricted Stock Unit Award Notice (“Award Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), NexImmune, Inc., a Delaware corporation (the “Company”) has granted you a number of Restricted Stock Units (“RSUs”) under its 2021 Equity Incentive Plan (the “Plan”) to receive up to the number of shares of the Company’s Common Stock indicated in your Award Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan will have the same definitions as in the Plan.

1. Grant of Award. The Company hereby grants to you an award for the number of RSUs set forth in the Restricted Stock Unit Award Notice (the “Award”). Each RSU represents a contingent entitlement for you to receive one share of the Company’s Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. Vesting of Award.

(a) Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest as set forth in the Award Notice and is subject to the other terms and conditions of this Agreement and the Plan. On each vesting date set forth in the Award Notice, you are entitled to receive such number of shares of Common Stock equivalent to the number of RSUs as set forth in the Award Notice provided that the Participant is employed or providing services to the Company or an Affiliate on such vesting date. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant within five days of the applicable vesting date and in accordance with this Agreement and the Plan.

(b) Except as otherwise set forth in this Agreement, if the Participant’s employment or services terminate prior to a vesting date set forth in the Award Notice, then as of the date on which the Participant’s employment or service terminates, all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

3. Prohibitions on Transfer and Sale. This Award (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant otherwise than (a) by will or by the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon this Award shall be null and void.

4. Adjustments. The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

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5. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently plans to file with the Securities and Exchange Commission a registration statement with respect to the Common Stock to be granted hereunder and intends to maintain this registration statement but has no obligation to do so. Once effective, if the registration statement ceases to be effective for any reason, the Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to sell his or her Common Stock, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

6. Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement unless the RSUs vest and the Company delivers to the Participant a certificate evidencing the Participant’s ownership of shares of the Company’s Common Stock.

7. Incorporation of the Plan. The Participant specifically understands and agrees that the RSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

8. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax or other amounts required to be withheld by the Company by applicable law or regulation. Any taxes or other amounts due shall be paid, at the option of the Administrator as follows:

(a) The Company may reduce the number of shares of Common Stock to be issued to the Participant on the applicable vesting date in an amount equal to the statutory minimum of the Participant’s total tax and other withholding obligations due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the Company’s withholding obligation. Accordingly, the Participant agrees that in the event that the amount of withholding required would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b) The Company may require the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required to be withheld with respect to the statutory minimum amount of the Participant’s total tax and other withholding obligations due and payable by the Company or otherwise withholding from the Participant’s paycheck an amount equal to such amounts due and payable by the Company.

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(c) If the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the Company may permit the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the Exchange Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

9. Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a) The Company is not by the Plan or this Award obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate.

(b) The Plan is discretionary in nature and may be suspended or terminated by the

Company at any time.

(c) The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d) The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e) The value of this Award is an extraordinary item of compensation outside of the scope of the Participant’s employment or consulting contract, if any. As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f) The Participant (i) authorizes the Company and each Affiliate and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of the Award and the administration of the Plan; and (ii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

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If to the Company:

9119 Gaither Rd

Gaithersburg, MD 20877

Attention: Scott Carmer, Chief Executive Officer

If to the Participant at the address set forth in the Company’s records.

Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11. Assignment and Successors.

(a) This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the state of Delaware and agree that such litigation shall be conducted in the state courts in the District of Durham, North Carolina or the federal courts of the United States for the District of Durham, North Carolina.

13. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

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16. Section 409A. The Award of RSUs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly.

17. Data Privacy. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) to the extent permitted by applicable law waives any data privacy rights he or she may have with respect to such information, and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.

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